                                                                Exhibit 99.1



[logo]                                                  PRESS RELEASE
Century Business Services, Inc.


FOR IMMEDIATE RELEASE                 CONTACT:  WARE GROVE
                                                Chief Financial Officer
                                                -or-
                                                LORI NOVICKIS
                                                Corporate Relations
                                                Century Business Services, Inc.
                                                Cleveland, Ohio
                                                (216) 447-9000

             CBIZ REPORTS FOURTH-QUARTER AND FULL-YEAR 2004 RESULTS

Cleveland, Ohio (February 23, 2005)--CBIZ (Century Business Services, Inc.) (NASDAQ: CBIZ) today announced fourth-quarter and full-year results for the year ended December 31, 2004.

CBIZ reported revenue of $125.5 million for the fourth quarter ended December 31, 2004, an increase of $2.6 million over $122.9 million recorded for the fourth quarter of 2003. Same-unit revenue for the quarter increased 0.9%, or $1.2 million. The Company recorded net income from continuing operations of $2.2 million, or $0.03 per diluted share compared with $2.3 million recorded for the fourth quarter a year ago, or $0.03 per diluted share.

For the year ended December 31, 2004, CBIZ reported revenue of $520.1 million, compared with $506.8 million for 2003. Same-unit revenue for the year increased 2.8%, or $14.1 million. Newly acquired operations increased revenue by $9.5 million while operations divested since a year ago resulted in a revenue decline of $10.3 million. Net income from continuing operations was $16.9 million compared to $16.3 million reported for 2003. Earnings per diluted share from continuing operations were $0.21 compared with $0.18 per diluted share reported for 2003.

As of December 31, 2004, the amount outstanding on bank debt was $53.9 million compared to $14.0 million for year-ended 2003. During 2004, through a tender offer and open market transactions, CBIZ purchased a total of 10.4 million shares of its common stock at a total cost of $50.0 million. In addition, the Company completed four acquisitions during 2004, and has completed the acquisition of two additional operations since the end of 2004.

As previously disclosed in the Company's prior earnings releases, included in full year 2004 results are legal expenses associated with the resolution of a long-standing litigation issue, and an operating loss from one Benefits and Insurance unit. These items impacted earnings per share by $0.06 in 2004. Also included in full year results is a $3.5 million favorable impact to tax expense resulting from a settlement with the IRS relating to prior year tax returns. This favorable item impacted earnings by $0.04 per share.

"In 2004, CBIZ achieved revenue and earnings contribution growth in our Accounting, Tax and Advisory group, our National Practices group, and our Medical Practice Management business. In addition, we are pleased that our cross-serving revenue increased by 35% compared with the prior year," stated Steven Gerard, Chairman and Chief Executive Officer. "Our operations continued to generate good cash flow in 2004 which we used to acquire new businesses and to repurchase 10.4 million shares of our common stock during the year," continued Gerard.

       6050 Oak Tree Boulevard, South o Suite 500 o Cleveland, OH 44131 o
                    Phone (216) 447-9000 o Fax (216) 447-9007

OUTLOOK FOR 2005
In 2005, CBIZ expects to achieve revenue growth in a range of 5% to 8%, and expects to continue to improve earnings per share from continuing operations by 20% to 25% over the $0.21 per share recorded for 2004. Cash flow is expected to be strong, and CBIZ expects EBITDA to be approximately $50 - $53 million in 2005.

CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts wishing to participate in the conference call may dial 1-888-545-0687 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-630-691-2764. A replay of the call will be available starting at 1:00 p.m. (ET) February 23 through midnight (ET), February 28, 2005. The dial-in number for the replay is 1-877-213-9653. If you are listening from outside the United States, dial 1-630-652-3041. The access code for the replay is 10763709. A replay of the webcast will also be available on the Company's web site at www.cbiz.com.

CBIZ is a provider of outsourced business services to companies throughout the United States. As the largest benefits specialist, one of the top accounting companies, and one of the largest valuation and medical practice management companies in the United States, CBIZ provides integrated services in the following areas: accounting and tax; employee benefits; wealth management; property and casualty insurance; payroll; IS consulting; and HR consulting. CBIZ also provides internal audit; Sarbanes 404 compliance; valuation; litigation advisory; government relations; commercial real estate advisory; wholesale life and group insurance; healthcare consulting; medical practice management; worksite marketing; and capital advisory services. These services are provided throughout a network of more than 140 Company offices in 34 states and the District of Columbia.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company's ability to adequately manage its growth; the Company's dependence on the current trend of outsourcing business services; the Company's dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

  For further information regarding CBIZ, call our Investor Relations Office at
(216) 447-9000 or visit our web site at www.cbiz.com.

       6050 Oak Tree Boulevard, South o Suite 500 o Cleveland, OH 44131 o
                    Phone (216) 447-9000 o Fax (216) 447-9007

                         CENTURY BUSINESS SERVICES, INC.
                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                  THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
              (In thousands, except percentages and per share data)


                                                                                        THREE MONTHS ENDED
                                                                                            DECEMBER 31,
                                                                       ---------------------------------------------------

                                                                       ---------        ------       ---------      ------
                                                                          2004            %           2003 (1)        %
                                                                       ---------        ------       ---------      ------
Revenue ..........................................................     $ 125,542         100.0%      $ 122,889       100.0%

Operating expenses ...............................................       118,740          94.6%        109,618        89.2%
                                                                       ---------        ------       ---------      ------
Gross margin .....................................................         6,802           5.4%         13,271        10.8%

Corporate general and administrative expense (2) .................         6,498           5.2%          4,885         4.0%
Depreciation and amortization expense ............................         4,212           3.3%          4,436         3.6%
                                                                       ---------        ------       ---------      ------
Operating income (loss) ..........................................        (3,908)         -3.1%          3,950         3.2%

Other income (expense):
    Interest expense .............................................          (469)         -0.4%           (201)       -0.2%
    Gain on sale of operations, net ..............................          --             0.0%            528         0.4%
    Other income (expense), net (2) ..............................         2,196           1.8%           (651)       -0.5%
                                                                       ---------        ------       ---------      ------
            Total other income (loss), net .......................         1,727           1.4%           (324)       -0.3%

Income (loss) from continuing operations before income
  tax expense ....................................................        (2,181)         -1.7%          3,626         2.9%

Income tax expense (benefit) .....................................        (4,362)                        1,340
                                                                       ---------        ------       ---------      ------
Income from continuing operations ................................         2,181           1.7%          2,286         1.9%

Loss from operations of discontinued businesses, net of tax ......          (343)                       (1,099)
Gain (loss) on disposal of discontinued businesses, net of tax ...          (106)                        1,119
                                                                       ---------        ------       ---------      ------
Net income .......................................................     $   1,732           1.4%      $   2,306         1.9%
                                                                       =========                     =========

Diluted earnings (loss) per share:
    Continuing operations ........................................     $    0.03                     $    0.03
    Discontinued operations ......................................         (0.01)                           --
                                                                       ---------                     ---------
    Net income ...................................................     $    0.02                     $    0.03
                                                                       =========                     =========

    Diluted shares outstanding ...................................        78,449                        89,073


OTHER DATA FROM CONTINUING OPERATIONS:
EBIT (3) .........................................................     $  (1,712)                    $   4,068
EBITDA (3) .......................................................     $   2,500                     $   8,504




(1) Certain amounts in the 2003 financial statements have been reclassified to account for discontinued operations.

(2) Corporate general and administrative expense includes legal settlements, which were previously classified as other income (expense), net.

(3) EBIT represents income from continuing operations before income taxes, interest expense, gain on divested operations, and impairment charges for a note receivable related to the divestiture of an operation in 1997. Impairment charges for the three months ended December 31, 2004 and 2003 were $0 and $769, respectively.

EBITDA represents EBIT as defined above before depreciation and amortization expense. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

       6050 Oak Tree Boulevard, South o Suite 500 o Cleveland, OH 44131 o
                    Phone (216) 447-9000 o Fax (216) 447-9007

                         CENTURY BUSINESS SERVICES, INC.
                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                 TWELVE MONTHS ENDED DECEMBER 31, 2004 AND 2003
             (In thousands, except percentages and per share data)


                                                                                        TWELVE MONTHS ENDED
                                                                                            DECEMBER 31,
                                                                       ---------------------------------------------------

                                                                       ---------        ------       ---------      ------
                                                                          2004            %           2003 (1)        %
                                                                       ---------        ------       ---------      ------
Revenue ...................................................            $ 520,057         100.0%      $ 506,782       100.0%

Operating expenses ........................................              459,357          88.3%        441,652        87.1%
                                                                       ---------        ------       ---------      ------
Gross margin ..............................................               60,700          11.7%         65,130        12.9%

Corporate general and administrative expense (2) ..........               24,773           4.8%         19,518         3.9%
Depreciation and amortization expense .....................               16,428           3.2%         17,089         3.4%
                                                                       ---------        ------       ---------      ------
Operating income ..........................................               19,499           3.7%         28,523         5.6%

Other income (expense):
   Interest expense .......................................               (1,507)         -0.3%         (1,055)       -0.2%
   Gain on sale of operations, net ........................                  996           0.2%          2,519         0.5%
   Other income (expense), net (2) ........................                3,554           0.7%         (1,209)       -0.2%
                                                                       ---------        ------       ---------      ------
           Total other income, net ........................                3,043           0.6%            255         0.1%

Income from continuing operations before income
  tax expense .............................................               22,542           4.3%         28,778         5.7%

Income tax expense ........................................                5,691                        12,495
                                                                       ---------        ------       ---------      ------
Income from continuing operations .........................               16,851           3.2%         16,283         3.2%

Loss from operations of discontinued businesses, net
  of tax ..................................................                 (932)                       (1,693)
Gain on disposal of discontinued businesses, net of tax ...                  132                           726
                                                                       ---------        ------       ---------      ------
Net income ................................................            $  16,051           3.1%      $  15,316         3.0%
                                                                       =========                     =========

Diluted earnings (loss) per share:
   Continuing operations ..................................            $    0.21                    $     0.18
   Discontinued operations ................................                (0.01)                        (0.01)
                                                                       ---------                    ----------
   Net income .............................................            $    0.20                    $     0.17
                                                                       =========                    ==========

   Diluted shares outstanding .............................               81,477                        92,762


OTHER DATA FROM CONTINUING OPERATIONS:
EBIT (3) ..................................................            $  23,053                    $   29,708
EBITDA (3) ................................................            $  39,481                    $   46,797


(1) Certain amounts in the 2003 financial statements have been reclassified to account for discontinued operations.

(2) Corporate general and administrative expense includes legal settlements, which were previously classified as other income (expense), net.

(3) EBIT represents income from continuing operations before income taxes, interest expense, gain on divested operations, and impairment charges for a note receivable related to the divestiture of an operation in 1997. Impairment charges for the twelve months ended December 31, 2004 and 2003 were $0 and $2,394, respectively.

EBITDA represents EBIT as defined above before depreciation and amortization expense. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

       6050 Oak Tree Boulevard, South o Suite 500 o Cleveland, OH 44131 o
                    Phone (216) 447-9000 o Fax (216) 447-9007

                CENTURY BUSINESS SERVICES, INC.
                FINANCIAL HIGHLIGHTS (UNAUDITED)
         (IN THOUSANDS, EXCEPT PERCENTAGES AND RATIOS)



                                               THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                  DECEMBER 31,                       DECEMBER 31,
                                           --------------------------         ---------------------------
                                             2004            2003 (3)           2004            2003 (3)
                                           ---------        ---------         ---------        ----------
REVENUE
Accounting, Tax & Advisory
  Services ........................        $  45,318        $  41,034         $ 209,077        $ 199,612
Benefits & Insurance Services .....           38,858           46,361           152,240          162,095
National Practices - Other ........           18,428           15,473            71,479           69,290
Medical Practice Management .......           22,938           20,021            87,261           75,785

     TOTAL ........................        $ 125,542        $ 122,889         $ 520,057        $ 506,782

GROSS MARGIN
Accounting, Tax & Advisory
  Services ........................        $   1,231        $     (30)        $  28,795        $  25,160
Benefits & Insurance Services .....            5,477           11,606            23,549           33,688
National Practices - Other ........              870             (377)            6,186             (226)
Medical Practice Management .......            4,094            4,209            15,376           14,219

     TOTAL (1) ....................        $   6,802        $  13,271         $  60,700        $  65,130



                      SELECT BALANCE SHEET DATA AND RATIOS


                                                         DECEMBER 31,        DECEMBER 31,
                                                             2004             2003 (3)
                                                         ------------       -------------
Cash and cash equivalents ........................        $   5,291          $   3,791
Restricted cash ..................................        $  10,089          $  10,880
Accounts receivable, net .........................        $ 109,683          $ 109,436
Total current assets before funds held for
  clients ........................................        $ 145,792          $ 140,050
Funds held for clients ...........................        $  38,236          $  44,917
Goodwill and other intangible assets .............        $ 172,644          $ 167,280

TOTAL ASSETS .....................................        $ 413,773          $ 402,145

Current liabilities before client fund
  obligations ....................................        $  67,864          $  63,499
Client fund obligations ..........................        $  38,236          $  44,917
Bank debt ........................................        $  53,900          $  14,000

TOTAL LIABILITIES ................................        $ 167,276          $ 124,307

Treasury stock ...................................        $ (85,650)         $ (35,087)

TOTAL STOCKHOLDERS' EQUITY .......................        $ 246,497          $ 277,838

Bank debt to equity ..............................             21.9%               5.0%
Days sales outstanding (2) .......................               79                 81

Shares outstanding ...............................           75,650             85,371
                                                          =========          =========
Basic shares outstanding .........................           79,217             90,400
                                                          =========          =========
Diluted shares outstanding .......................           81,477             92,762
                                                          =========          =========


(1) Includes operating expenses recorded by corporate and not directly allocated to the business units of $4,870 and $2,137 for the three months ended December 31, 2004 and 2003, and $13,206 and $7,711 for the twelve months ended December 31, 2004 and 2003, respectively.

(2) Days sales outstanding (DSO) represent accounts receivable at the end of the period (before the allowance for doubtful accounts) divided by daily revenue (year-to-date revenue divided by number of days in the period). The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

(3) Certain amounts in the 2003 financial statements have been reclassified to account for discontinued operations.

       6050 Oak Tree Boulevard, South o Suite 500 o Cleveland, OH 44131 o
                    Phone (216) 447-9000 o Fax (216) 447-9007